[LETTERHEAD OF SINGER LEWAK GREENBAUM & COLDSTEIN LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Residential Resources, Inc. on Form S-11 of our report, dated December 10, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 10, 2004, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 7, 2005